EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated July 23, 2003, relating to the financial statements of American Natural Energy Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading "Expert" in such Registration Statement.



PricewaterhouseCoopersLLP
Tulsa, Oklahoma


December 16, 2003